UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 13, 2019

Date of Report

(Date of earliest event reported)

TOFUTTI BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Registrant’s Annual Meeting of Shareholders held on June 13, 2019, the shareholders of the Registrant entitled to vote at the meeting voted to (i) elect the five individuals named below to serve as directors of the Registrant to hold office until the Annual Meeting of Shareholders to be held in 2020 and until their successors have been duly elected and qualified, (ii) approve, by non-binding advisory vote, the Registrant’s Say on Pay Vote, (iii) ratify the appointment of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 28, 2019, and (iv) approve three years as the frequency of the Registrant’s Say When on Pay Vote.

1.	The votes cast by shareholders with respect to the election of directors were as follows.

	For	Withheld	Broker Non-Votes	% Votes For
David Mintz	3,723,220	107.124	932,700	72.24
Neal Axelrod	3,724,118	106,226	932,700	72.26
Joseph N. Himy	3,724,995	105,349	932,700	72.28
Scott Korman	3,723,895	106,449	932,700	72.26
Franklyn Snitow	3,719,572	110,772	932,700	72.17

2.	The votes cast by shareholders with respect to the non-binding advisory vote approving named executive officer compensation were as follows

For	Withheld	Abstain	Broker Non-Votes
3,636,641	101,903	91,800	932,700

3.	The votes cast by shareholders with respect to the ratification of the selection of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 28, 2019 were as follows.

For	Withheld	Abstain	Broker Non-Votes
4,536,473	76,882	149,689

4.	The votes cast by shareholders with respect to non-binding advisory vote approving the frequency of future advisory votes on the resolution approving named executive officer compensation were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
107,516	2,653	3,516,488	118,074	1,017,413

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 13, 2019	TOFUTTI BRANDS INC.
(Registrant)

	By:	/s/ Steven Kass
Steven Kass
Chief Financial Officer